Exhibit 4.3

ARCELORMITTAL USA INC.
(formerly Ispat Inland Inc.)
TO
THE BANK OF NEW YORK
and
[              ]
As Trustees

Form
of
Fortieth Supplemental
Indenture

DATED AS OF                     , 2008

     FORM OF FORTIETH SUPPLEMENTAL INDENTURE dated as of                                         , 2008 (hereinafter sometimes called the “Supplemental Indenture”), made by ARCELORMITTAL USA INC. (formerly Ispat Inland Inc.), a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Company”), party of the first part, to THE BANK OF NEW YORK, a New York banking corporation having its office in the City of New York, State of New York (hereinafter sometimes called the “Corporate Trustee”), and [             ] (hereinafter sometimes called the “Individual Trustee”), as Trustees under the First Mortgage from the Company to First Trust and Savings Bank and Melvin A. Traylor, as Trustees, dated April 1, 1928, parties of the second part (the Corporate Trustee and the Individual Trustee being hereinafter collectively sometimes called the “Trustees”);
     WHEREAS, the Company (originally known as “Inland Steel Company”) heretofore executed and delivered to First Trust and Savings Bank and Melvin A. Traylor, as Trustees (the Corporate Trustee being the successor corporate trustee to said First Trust and Savings Bank and the Individual Trustee being the successor individual trustee to said Melvin A. Traylor), its First Mortgage Indenture, dated April 1, 1928 (the term “First Mortgage” wherever used herein meaning and including, unless the context shall otherwise require, said First Mortgage Indenture, dated April 1, 1928, as amended, and all indentures supplemental thereto), to secure the payment of the principal of and interest on bonds of the Company to be known as the “First Mortgage Bonds” of the Company (hereinafter sometimes called the “Bonds”); and
     WHEREAS, the Company has outstanding $500,000,000 of 6.5% Senior Notes due 2014 (hereinafter sometimes called the “ISG Bonds”) issued under an Indenture dated as of April 14, 2004, as supplemented (hereinafter sometimes called the “ISG Indenture”) by and among the Company (then known as International Steel Group Inc.), the Guarantors referred to therein (hereinafter sometimes called the “Guarantors”) and The Bank of New York, a New York banking corporation, as trustee; and
     WHEREAS, the Company now desires that each of the Guarantors enters into a Guarantee in favor of the Trustee under which each of them will guarantee the payment and performance of the obligations of the Company under the Bonds; and
     WHEREAS, ArcelorMittal Financial Services LLC, a Delaware limited liability company and affiliate of the Company (hereinafter sometimes called the “Issuer”), as successor to Ispat Inland ULC, a Nova Scotia unlimited liability company, is currently obligated as issuer under $422,500,000 aggregate principal amount of 9 3/4% Senior Secured Notes due 2014 (hereinafter sometimes called the “Senior Secured Notes”) under an Indenture dated as of March 25, 2004 (hereinafter, as it may be amended, modified or supplemented from time to time, sometimes called the “Senior Secured Note Indenture”) among the Issuer, the Company, the other guarantors named therein and LaSalle Bank National Association, as trustee (hereinafter sometimes called the “Senior Secured Note Trustee”); and
     WHEREAS, there have heretofore been authenticated and delivered by the Corporate Trustee under the First Mortgage $650,000,000 of Series Z First Mortgage Bonds due 2014 (the “Series Z Bonds”); and

     WHEREAS, $127,500,000 of the Series Z Bonds were duly purchased and retired, or were duly called for redemption and funds sufficient to redeem the same were duly deposited with the Corporate Trustee under the First Mortgage; and
     WHEREAS, the Series Z Bonds provide by their terms that the Series Z Bonds bear interest at a rate per annum equal to (i) the amount of interest, fees, charges and expenses payable with respect to the Senior Secured Notes plus (ii) additional interest on the Senior Secured Notes in the amount of 0.50% per annum (herein, “Additional Interest”); provided, however, that the Additional Interest payable under the foregoing clause (ii) shall not be payable from and after the occurrence of a “Permitted Finco Collapse Transaction” (as defined in the Senior Secured Note Indenture); and
     WHEREAS, a “Permitted Finco Collapse Transaction” (as defined in the Senior Secured Note Indenture) has occurred; and
     WHEREAS, as a result of the Permitted Finco Collapse Transaction, the Series Z Bonds are held by the Issuer, subject to the prior pledge thereof to the Senior Secured Note Trustee as collateral security under the Senior Secured Note Indenture; and
     WHEREAS, the Company, the Issuer, certain guarantors and the Senior Secured Note Trustee have entered into a supplemental indenture to the Senior Secured Note Indenture which, among other things, added to the Senior Secured Note Indenture a definition of “Permitted Finco Reconstitution Transaction” and amended the definition of “Permitted Finco Collapse Transaction” in the Senior Secured Note Indenture; and
     WHEREAS, in connection with such amendments to the Senior Secured Note Indenture, the Company and the Issuer wish under this Supplemental Indenture to amend the outstanding Series Z Bonds and the form of Series Z Bond set forth in the Thirty-Eighth Supplemental Indenture to the First Mortgage, and the Issuer as the holder of the Series Z Bonds desires to consent to such amendments; and
     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of the Company, the Issuer, the Corporate Trustee and the Individual Trustee;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Issuer, the Corporate Trustee and the Individual Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Bonds as follows:
ARTICLE ONE
DEFINITIONS
     SECTION 1. Defined Terms. As used in this Supplemental Indenture, terms defined in the First Mortgage or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this

Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE TWO
AMENDMENTS
     SECTION 1. The Series Z Bonds and the certificate of authentication of the Corporate Trustee to be endorsed upon all Series Z Bonds are hereby amended in their entirety to be substantially in the following form, with appropriate omissions, insertions and variations as in the First Mortgage, in the Thirty-Eighth Supplemental Indenture and in this Supplemental Indenture provided or permitted:
     EXCEPT AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT (AS DEFINED IN THE SENIOR SECURED NOTE INDENTURE REFERRED TO BELOW), THIS BOND IS NOT TRANSFERABLE TO ANY PERSON OTHER THAN A SUCCESSOR TRUSTEE UNDER THE INDENTURE DATED AS OF MARCH 25, 2004, AS SUPPLEMENTED, AMONG ARCELORMITTAL FINANCIAL SERVICES LLC (THE “ISSUER”), THE COMPANY, THE OTHER GUARANTORS NAMED THEREIN, AND LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE (TOGETHER WITH ANY SUCCESSORS UNDER SUCH INDENTURE, THE “SENIOR SECURED NOTE TRUSTEE”) (SUCH INDENTURE, AS AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, THE “SENIOR SECURED NOTE INDENTURE”).
ARCELORMITTAL USA INC.

No. R-	$
FIRST MORTGAGE BOND, SERIES Z
Due April 1, 2014
     ARCELORMITTAL USA INC., a Delaware corporation formerly known as “Ispat Inland Inc.” (hereinafter called the “Company”), for value received, hereby promises to pay to                                                              or registered assigns, the principal sum of                                          Million Dollars ($                    ,000,000) in whole or in part on such date or dates as the Issuer has any obligation to purchase or repay a like principal amount of the Fixed Rate Notes (as defined in the Senior Secured Note Indenture) issued on March 25, 2004 under the Senior Secured Note Indenture (together with premium in an amount equal to the amount of premium payable on the Fixed Rate Notes on such date or dates), but not later than April 1, 2014, and to pay interest on the unpaid principal amount hereof to the registered owner hereof or its designees at said place or places at such rate or rates per annum on each interest payment date (as hereinafter defined) as shall cause the amount of interest payable on such interest payment date on this Series Z Bond to equal (i) the amount of interest, fees, charges and expenses payable on such interest payment date with respect to the Fixed Rate Notes issued on

March 25, 2004 under the Senior Secured Note Indenture plus (ii) after a “Permitted Finco Reconstitution Transaction” (as defined in the Senior Secured Note Indenture) has occurred, but prior to the subsequent occurrence of a “Permitted Finco Collapse Transaction” (as defined in the Senior Secured Note Indenture), additional interest in the amount of 1.00% per annum (herein, “Additional Interest”) plus (iii) in the event that any portion of this Series Z Bond is prepaid prior to April 1, 2014, an amount equal to the sum of the loan finance fees of the Issuer from the 2004 refinancing of the Issuer’s predecessor company, Ispat Inland ULC, which are allocable to the portion of this Series Z Bond so prepaid plus the amount of transaction costs incurred in respect of any “Permitted Finco Collapse Transaction” (as defined in the Senior Secured Note Indenture as in effect on December 31, 2007) or “Permitted Finco Reconstitution Transaction” (as defined in the Senior Secured Note Indenture) occurring on or prior to such date and which, at the time of repayment, are unrecovered (i.e., unamortized), as shown on the books and records of the Issuer; provided, however, that the Additional Interest payable under the foregoing clause (ii) shall not be payable from and after the occurrence of a “Permitted Finco Collapse Transaction” (as defined in the Senior Secured Note Indenture) unless a “Permitted Finco Reconstitution Transaction” (as defined in the Senior Secured Note Indenture) has occurred after such Permitted Finco Collapse Transaction has occurred. Such interest shall be payable on the same dates as interest with respect to the Fixed Rate Notes is payable from time to time pursuant to the Senior Secured Note Indenture (each such date hereinafter called an “interest payment date”), until maturity of this Series Z Bond, or, if the Company shall default in the payment of principal due on this Series Z Bond, until such principal and interest shall have been paid in full and the Company’s obligations with respect thereto discharged as provided in the First Mortgage (as hereinafter defined). The amount of interest and fees and types of charges and expenses payable from time to time with respect to the Fixed Rate Notes under the Senior Secured Note Indenture, the basis on which such amounts are computed and the dates on which such amounts are payable are set forth in the Senior Secured Note Indenture. Payments of the principal of and interest on this bond will be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, or, at the option of the registered holder hereof, at the office or agency of the Company in the City of Chicago, State of Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Bond register.
     This bond is one of the Bonds of Series Z of an issue of registered bonds of the Company, known as its First Mortgage Bonds and herein termed the “Bonds,” all issued and to be issued under, and equally secured by, an indenture of mortgage and deed of trust, dated April 1, 1928, made by the Company to First Trust and Savings Bank and Melvin A. Traylor, as Trustees (The First National Bank of Chicago and John G. Finley, Successor Trustees), herein sometimes termed the “First Mortgage.” The term “First Mortgage” wherever used herein shall, unless the context shall otherwise require, be deemed to include the First Mortgage as amended and all indentures supplemental to the First Mortgage, including the Thirty-Eighth Supplemental Indenture dated as of March 25, 2004 (hereinafter called the “Thirty-Eighth Supplemental Indenture”), the Thirty-Ninth Supplemental Indenture dated as of December 31, 2005 and the Fortieth Supplemental Indenture dated as of                     , 2008. The Fourth Supplemental Indenture dated December 16, 1935, the Fifth Supplemental Indenture dated January 15, 1936, the Eighth Supplemental Indenture dated as of January 15, 1937, the Ninth Supplemental

Indenture dated as of March 1, 1940, the Tenth Supplemental Indenture dated as of March 15, 1940, the Twelfth Supplemental Indenture dated as of November 1, 1946, the Fifteenth Supplemental Indenture dated as of March 1, 1952, the Sixteenth Supplemental Indenture dated as of July 1, 1956, the Seventeenth Supplemental Indenture dated as of July 1, 1957, the Eighteenth Supplemental Indenture dated as of January 15, 1959, the Nineteenth Supplemental Indenture dated as of December 1, 1967, the Twenty-First Supplemental Indenture dated as of July 15, 1970, and the Twenty-Second Supplemental Indenture dated as of April 15, 1974, made by the Company to the Trustees under the First Mortgage, provide, among other things, for certain amendments of the First Mortgage or indentures supplemental thereto. The Twenty-Fourth Supplemental Indenture dated as of January 15, 1977, the Restated Twenty-Fifth Supplemental Indenture dated as of February 1, 1977, the Twenty-Sixth Supplemental Indenture dated as of May 15, 1978, the Twenty-Seventh Supplemental Indenture dated as of June 1, 1980, the Twenty-Eighth Supplemental Indenture dated as of October 15, 1980, the Twenty-Ninth Supplemental Indenture dated as of December 1, 1982, and the Thirty-First Supplemental Indenture, made by the Company to the Trustees under the First Mortgage, provide, among other things, for the future modification of certain provisions of the First Mortgage without any further vote or consent on the part of the holders of the respective Series of Bonds, including this bond, created by such supplemental indentures. For a description of the properties mortgaged and pledged, the nature and extent of the security, and the terms and conditions upon which the Bonds are secured, reference is made to the First Mortgage. The aggregate principal amount of the Bonds which may be issued under the First Mortgage is not limited, but the aggregate principal amount of the Bonds of Series Z, when taken together with the aggregate principal amount of the Series Y Bonds, is limited to $900,000,000, the issuance of which bonds is provided for in the Thirty-Eighth Supplemental Indenture.
     In case an event of default as defined in the First Mortgage shall occur, the principal of the Bonds may become or be declared due and payable, in the manner and with the effect provided in the First Mortgage.
     Bonds of Series Z are issuable only in fully registered form in denominations of $1,000 and multiples thereof.
     No recourse shall be had for the payment of the principal of or interest on this bond or any part hereof or for any claim based hereon or otherwise in respect hereof or of the indebtedness represented hereby or of the First Mortgage, against any subscriber, incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, whether by virtue of any statute or constitutional provision or by the enforcement of any assessment or otherwise, all such liability being by the acceptance hereof and as part of the consideration for the issue hereof expressly waived and released and being likewise waived and released by the terms of the First Mortgage.
     Except after the occurrence and during the continuance of an Event of Default (as defined in the Senior Secured Note Indenture), this Series Z Bond is nontransferable except to effect transfer to the Senior Secured Note Trustee under the Senior Secured Note Indenture, but is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of

New York, or at the office or agency of the Company, in the City of Chicago, State of Illinois, upon surrender and cancellation of this Series Z Bond, and upon any such transfer or exchange one or more new registered Series Z Bonds, without coupons, of authorized denominations, will be issued to the authorized transferee, or the registered holder, as the case may be, as provided in the First Mortgage. A service charge will not be made for nay transfer or exchange of Series Z Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.
     The person in whose name this bond is registered shall be deemed and be regarded as the owner hereof for all purposes.
     This bond shall not be entitled to any benefit under the First Mortgage and shall not become valid or obligatory for any purpose, until it shall have been authenticated by the execution by the Corporate Trustee under the First Mortgage of the certificate hereon endorsed.
     IN WITNESS WHEREOF, ArcelorMittal USA Inc. has caused this bond to be signed in its name by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries.
Dated:                                         , 20

ARCELORMITTAL USA INC.
Attested:

By		By

	Assistant Secretary		President
(Form of Corporate Trustee’s certificate of Authentication)
     This bond is one of the bonds described in the within-mentioned First Mortgage.
THE BANK OF NEW YORK,
Corporate Trustee
By
Authorized Officer
(End of Series Z Bond Form)
     SECTION 2. The Corporate Trustee is hereby authorized and directed to authenticate and deliver a replacement Series Z Bond, in a principal amount of $422,500,000, in amended form upon surrender by the holder thereof of the outstanding Series Z Bond in the unamended form.

ARTICLE THREE
THE TRUSTEES
     SECTION 1. The Trustees hereby accept and enter into this Supplemental Indenture and the trusts hereby created.
     SECTION 2. The Trustees shall be entitled, in connection with this Supplemental Indenture, to all of the exemptions and immunities granted to them, or either of them, by the terms of the First Mortgage.
ARTICLE FOUR
EFFECT OF THIS SUPPLEMENTAL INDENTURE ON THE FIRST MORTGAGE
     The provisions of this Supplemental Indenture shall become effective immediately upon the execution and delivery of this Supplemental Indenture and the First Mortgage shall thereupon be deemed to be amended as set forth in this Supplemental Indenture, as fully and with the same effect as if the respective provisions of the First Mortgage, as amended by this Supplemental Indenture, had been set forth in said First Mortgage Indenture, dated April 1, 1928, as originally executed. Anything contained in this Supplemental Indenture to the contrary notwithstanding, however, no amendment of the First Mortgage made by this Supplemental Indenture shall affect, or so operate as to render invalid and improper, any action heretofore taken under the First Mortgage.
ARTICLE FIVE
MISCELLANEOUS
     SECTION 1. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 2. Except as specifically amended or supplemented by this Supplemental Indenture, all of the provisions of the First Mortgage (including, without limitation, the provision of the Thirty-Eighth Supplemental Indenture) shall remain and continue in full force and effect and unaffected by the execution of this Supplemental Indenture.
     SECTION 3. This Supplemental Indenture shall be construed in connection with, and as a part of, the First Mortgage, and the covenants hereof shall be deemed, as to the subject matter of such covenants, covenants of the First Mortgage.
     SECTION 4. This Supplemental Indenture may be executed in two or more counterparts, each of which shall be and shall be taken to be an original, and all collectively but one instrument.

     IN WITNESS WHEREOF, the parties hereby have caused this Supplemental Indenture to be duly executed as of the date first above written.

ARCELORMITTAL USA INC. (formerly, Ispat Inland Inc.)

By:

Name:

Title:

ATTEST:

By:

Name:

Title: Assistant Secretary
Signed, sealed and delivered by
ArcelorMittal USA Inc. in the
presence of:

ARCELORMITTAL FINANCIAL SERVICES LLC, as holder of the Series Z Bonds

By:

Name:

Title:

ATTEST:

By:

Name:

Title:

Signed, sealed and delivered by
ArcelorMittal Financial Services LLC in the
presence of:

THE BANK OF NEW YORK, as Corporate Trustee

By

Name:

Title:

ATTEST:

          Trust Officer
Signed, sealed and delivered by
The Bank of New York in the
presence of:

[ ] Trustee
Signed and delivered by
[                 ] in the presence of:

STATE OF ILLINOIS	)
	)	SS.
COUNTY OF COOK	)
     I,                                           , a Notary Public in and for the county and State aforesaid, DO HEREBY CERTIFY that on this                       day of                       , 2008 before me personally came and appeared in person,                                           ,                                             , and                                           , Assistant Secretary, respectively, of ArcelorMittal USA Inc., one of the corporations described in the within, annexed and foregoing indenture, each to me personally known and personally known to me to be the                                            and Assistant Secretary, respectively, of said ArcelorMittal USA Inc., and personally known to me to be the same persons whose names are subscribed to said indenture, who subscribed the same in my presence and who severally acknowledged, and, being by me severally duly sworn, deposed and said: That said                                            resides in                                           , in the State of                                           , and that he is a                                            of said ArcelorMittal USA Inc., one of the corporations described in and which executed the foregoing indenture; that said                                             resides in                                            , in the State of                                            , and that he is Assistant Secretary of said ArcelorMittal USA Inc., one of the corporations described in and which executed the foregoing indenture; that they know the seal of said corporation; that the seal affixed said indenture is such corporate seal; that said indenture was executed in behalf of said corporation by authority of its board of directors; that said seal was so affixed by authority of the board of directors of said corporation; that they did sign their respective names thereto by like authority; and they further severally acknowledged to me the signing, sealing and delivering of said indenture, and said indenture itself, to be the free and voluntary act and deed of said ArcelorMittal USA Inc., and of themselves as such officers thereof, for the uses and purposes therein set forth.
      GIVEN under my hand and official seal this                        day of                                            , 2008.

,
a resident of County,
Notary Public
My commission expires

STATE OF ILLINOIS COUNTY OF COOK	) ) )	SS.
     I,                                                                 , a Notary Public in and for the county and State aforesaid, DO HEREBY CERTIFY that on this                       day of                      , 2008 before me personally came and appeared in person,                                            ,                      , and                                            , Assistant Secretary, respectively, of ArcelorMittal Financial Services LLC, one of the limited liability companies described in the within, annexed and foregoing indenture, each to me personally known and personally known to me to be the                                             and                      , respectively, of said ArcelorMittal Financial Services LLC, and personally known to me to be the same persons whose names are subscribed to said indenture, who subscribed the same in my presence and who severally acknowledged, and, being by me severally duly sworn, deposed and said: That said                                            resides in                      , in the State of                                            , and that he is a                                            of said ArcelorMittal Financial Services LLC, one of the limited liability companies described in and which executed the foregoing indenture; that said                                             resides in                                           , in the State of                                            , and that he is                       of said ArcelorMittal Financial Services LLC, one of the limited liability companies described in and which executed the foregoing indenture; that they know the seal of said corporation; that the seal affixed said indenture is such corporate seal; that said indenture was executed in behalf of said limited liability company by authority of its management committee; that said seal was so affixed by authority of the management committee of said limited liability company; that they did sign their respective names thereto by like authority; and they further severally acknowledged to me the signing, sealing and delivering of said indenture, and said indenture itself, to be the free and voluntary act and deed of said ArcelorMittal Financial Services LLC, and of themselves as such officers thereof, for the uses and purposes therein set forth.
     GIVEN under my hand and official seal this                       day of                                            , 2008.

,
a resident of County,
Notary Public
My commission expires

STATE OF NEW YORK	)
	)	SS.
COUNTY OF	)
     I,                                                              , a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that on this                       day of                      , 2008, before me personally came and appeared in person,                                           , a                                           , and                                           , a Trust Officer, respectively, of The Bank of New York, one of the corporations described in the within, annexed and foregoing indenture, each to me personally known and personally known to me to be a                       and a Trust Officer, respectively, of said The Bank of New York, and personally known to me to be the same persons whose names are subscribed to said indenture, who subscribed the same in my presence and who severally acknowledged, and, being by me severally duly sworn, deposed and said: That said                                            resides in                                            in the State of                                            , and that (s)he is a                       of said The Bank of New York, one of the corporations described in and which executed the foregoing indenture; that said                                          resides in                                           , in the State of                     , and that (s)he is a Trust Officer of said The Bank of New York, one of the corporations described in and which executed the foregoing indenture; that they know the seal of said corporation; that the seal affixed to said indenture is such corporate seal; that said indenture was executed in behalf of said corporation by authority of its By-Laws; that said seal was so affixed by authority of the By-Laws of said corporation; that they did sign their respective names thereto by like authority; and they further severally acknowledged to me the signing, sealing and delivering of said indenture, and said indenture itself, to be the free and voluntary act and deed of said The Bank of New York, and of themselves as such officers thereof, for the uses and purposes therein set forth.
      GIVEN under my hand and official seal this                        day of                                            , 2008.

,
a resident of County,
Notary Public
My commission expires

STATE OF NEW YORK COUNTY OF	) ) )	SS.
     I,                                            , a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY that on this                       day of                        , 2008 before me personally came and appeared in person [                  ], to me personally known and personally known to me to be the person described in, and who executed, and the same person whose name is subscribed to, the within, annexed and foregoing indenture, and acknowledged the execution of, and that he signed, executed and delivered said indenture as his free and voluntary act and deed for the uses and purposes therein set forth.
      GIVEN under my hand and official seal this                        day of                                            , 2008.

,
a resident of County,
Notary Public
My commission expires

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this documents, unless required by law.

J. Trent Anderson
This instrument was prepared by:
J. Trent Anderson
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606